Exhibit 10.26

Technology Service Contract

This contract is signed on                by both parties at              .

Party A:

Address:

Tel:

Fax:

Postal code:

Contact Person:

E-MAIL:

Party B: Beijing e-Channels Century Technology Co., Ltd.

Address:

Tel:

Fax:

Postal code:

Contact Person:

E-MAIL:

After detailed negotiation, on the provision of technology service of Party B, Party A and Party B agree to enter into this contract and perform the terms as follows:

Article 1 Subject Matter of Contract

1.1 Party B agrees to render and Party A agrees to accept the professional technology service (hereinafter referred to as Service) in accordance with the Annexure 1 Introduction of Professional Technology Service under the contract.

1.2 Introduction of Professional Technology Service the item of service will specify, the scope of professional technology, precondition of service, working item, the responsibilities of both parties, service standard, the item files needed to be delivered, the symbol of fulfilment, and the service term. The service begins with the date appointed in contemplated schedule, and ends with the date of signing Memo of Service Fulfilment (please see Annexure 2) by item managers of both parties.

1.3 Both parties shall check and accept the service in accordance with the checking method and standard, and sign Memo of Service Fulfilment after every item is fulfilled under the Introduction of Professional Technology Service.

Article 2 Definition

if not otherwise stipulated, the definitions of the words listed below shall be as follows:

“Service” refers to the service rendered by Party B such as item administration, project, plan, consultation, education, training, installation, maintenance, preparation of place, equipment administration and operation in accordance with Annexure 1 Introduction of Professional Technology Service

“Information” refers to the character materials rendered by Party B such as procedure, list of procedures, tool of programming, files, reports and diagram in accordance with Annexure 1 Introduction of Professional Technology Service

“Criterion” refers to the detailed and full description of the related item in function, operation, surroundings and capability under the contract and annexure.

“Item” refers to the activities related to Introduction of Professional Technology Service.

“Checking and Acceptance” refers to standard and method of checking and acceptance in accordance with Introduction of Professional Technology Service.

Article 3 Service Content and Service Term

3.1 Service Content:

1.

2.

3.

4.

Please see Annexure 1 Introduction of Professional Technology Service for details.

3.2 The service term is from          to           .

1.

2.

3.

4.

Please see Annexure 1 Introduction of Professional Technology Service for details.

Article 4 Contract Price and Method of Payment

4.1 Contract price

1.

2.

3.

4.

The total price of the contract is RMB           Yuan. And please see Annexure 4 Price List for details.

4.2 Both parties shall conduct the checking and acceptance of relevant service content in accordance with Introduction of Professional Technology Service and follow the below payment schedule. If the service qualifies the checking and acceptance, both parties shall sign Memo of Service Fulfillment. Within 10 days of signing Memo of Service Fulfillment, Party B can submit Payment Application (please see Annexure 5). Within 5 working days after receiving Payment Application and Formal Commercial Invoice of Party B, Party A shall pay the relevant service expenses under the contract.

4.3 Party A shall pay into the account as follows:

Opening Bank of Party B:

Account Name:

RMB Account No.:

Article 5 Alternation of Item

5.1 Both parties shall appoint one veteran item manager respectively as contact person for the period of this contract. Any party should provide a notice for the alternation of item manager to the other party in written in the period of this contract.

5.2 Any party has right to alter the service item under Annexure 1 Introduction of Professional Technology Service. Any application for alternation should be submitted in written.

5.3 Both parties can negotiate on expenses based on the scope and to the extent of complication of alternation.

5.4 Both parties shall sign Amendment of Contract or Memo of Alternation after reaching an agreement. The alternation will modify or replace any term conflicting with alternation in Introduction of Professional Technology Service and any foregone memo of alternation.

5.5 The party applying for alternation shall fill with Application for Item Alternation (Annexure 3) to describe the content, and reason of alternation, the effect to the item to item managers of both parties for mutual discussion.

5.6 Item managers of both parties shall review the application and make further investigation, which would decide the effect of the alternation on price, schedule and other articles.

5.7 Item managers can decide to approve or refuse the application after checking and investigation. In accordance to the application signed by item managers of both parties, the authorized representative of both parties shall sign a relevant Amendment of Contract or Memo of Alternation, which shall be a valid annexure to the contract and the basis for implement such alternation.

Article 6 Obligations of Party B

6.1 Party B shall render every item of service in accordance with Annexure 1 Introduction of Professional Technology Service and guarantee that the service is rendered according to the criteria in this contract.

6.2 Party B shall render the service in the time limit specified in Annexure 1.

6.3 Party B shall provide all files for every service it renders and specifies thereto in accordance with Annexure1.

Article 7 Obligations of Party A

7.1 Party A agrees that Party B can pass in and out of the place of Party A in the area permitted by Party A for the purpose of fulfilment of the service specified in Annexure 1.

7.2 Party A shall supply relevant and necessary surroundings and equipments for the rendering of service in accordance with Annexure1.

Article 8 Guarantee and Ownership of Property Right

8.1 Party A is the proprietary owner of copyright, application right for patent, patent, technology secret and related property right of information developed by Party B during the implement of the item. Party B has the right to keep copy of achievement only for internal use and can, for the purpose of developing other software for internal use, modify, translate or combine with other materials.

8.2 Party B guarantee that the files, materials, software and others used in the process of rendering service and producing information could be used legally for the implementation of the item without any claim. Party B further guarantees that the service and information herein would not infringe the property right of a third party and have no dispute arising from it. Party B will bear the responsibility and expenses resulting from any dispute arising due to the use of the service and information of a third party in relation to Party A.

8.3 Party A guarantees that it obtained necessary right, proof or other documents to move, use, copy, amend, translate, distribute and/or combine the houses, hardware, software and other stuff supplied by Party A without infringement of rights and interests of a third party.

8.4 Whereas Party B uses its software with separate copyright in the process of development and the achievement of this item includes the software, Party B authorizes Party A the perpetual use right on [    ] together with the proprietary and use right of the final product without the limitation on the place, the number of users and time of Party B, however, the actual users are only limited to Party A and its associates (including branches, offices and specialized company controlled by Party A).

8.5Party A shall not transfer the usage right of      to any third party by any method or misinform regarding the ownership of property right.

Article 9 Liabilities of Breach of Contract and compensation

9.1 If it fails to provide service for checking and acceptance on time, Party B shall pay compensation for the breach of contract to the equivalent of 1‰ of the total price per day. If Party B fails to submit the final product for checking and acceptance after 30 days of the date of checking and acceptance, Party A has the right to rescind this contract and ask for compensation for all losses thereof.

9.2 Party A shall pay 1 ‰ of total price per day from the delay date, as breach of contract damages, if Party A delays the payment. If Party A fails to pay after 30 days, Party B has right to rescind this contract and ask for compensation.

Article 10 Termination

10.1 Any party shall not terminate the contract unless it is reasonable or otherwise mutually agreed by the parties.

10.2 Party A shall pay Party B the service expenses up to the date of termination in accordance to the price stipulated in the contract, provided that both parties agree to terminate the contract.

Article 11 Governing Law and Settlement of Disputes

11.1 This contract shall be governed by the laws of P.R.C.

11.2 Both parties shall solve the disputes arisen from this contract through friendly negotiations based on the principles of mutual trust and long-term cooperation.

11.3 If both parties can not solve the dispute, both parties agree to submit the case to Beijing Arbitration Committee for arbitration in accordance with its legal arbitration rules. The language of arbitration shall be Chinese. The arbitration will be final and binding for both the parties. The arbitration expenses shall be provided by the losing party except otherwise specified by the verdict of the arbitration.

11.4 Each party shall fulfil the articles in the term of arbitration without further disputes.

Article 12 Force Majeure

12.1 If any party can not perform this contract on time due to war, fire, flood, typhoon, earthquake, domestic strut and other disasters etc, the term of performance can be postponed accordingly, and both parties will be free from any liability for the losses resulting from such postponement.

12.2 The party, who can not perform the contract, shall provide a notice the other party thereof as early as possible after the happening of the force majeure, and deliver the proof certificate issued by relevent authorities within 14 days thereafter by express.

12.3 If the force majeure lasts more than 150 days, both parties will reach an agreement on the implementation of the contract as soon as possible through friendly negotiation.

12.4 Party B will be exempt from liabilities resulting from matters out of control of Party B, inclusive of governmental delays or refusal to issue licence in the period of performance of such matter.

12.5 The forced intervention by the concerned government to the implement of the contract will be deemed as force majeure, such that it will prevent fulfilment of this contract or result in a great increase in cost of performance and have material difference with the terms agreed when signing the contract, unless such activity is managed or caused by one party of the contract.

Article 13 Amendment of Contract

13.1 Only those amendments,  , which made by the Parties in accordance to the procedures stipulated in this article, will be taken into effect.

13.2 If one party needs to amend the contract, it should provide notice to the other party 30 days in advance in written. Both parties should sign Amendment of Contract after reaching agreement.

13.3The Amendment of Contract will prevail in case of conflict between Amendment of Contract and the contract.

13.4The Amendment of Contract will be effective after being signed and stamped by authorized representatives of both parties. There are four originals of Amendment of Contract, and each party should have two.

Article 14 Effect of Contract

14.1 The contract will come into effect after being signed and stamped by authorized representatives of both parties. There are four originals of contract, and each party should have two for the same force.

14.2 The annexure is part of this contract and has the same force therefore. If there is any conflict between contract and annexure, the contract will prevail.

Article 15 Miscellaneous

15.1 Both parties will treat all the information related to business, financial, and technology of the other party, that is accessed to during the performance of the contract, as confidential information and should not disclose it to any third party. This article shall continue to be valid after the expiration or termination of this contract shall not apply to any information already in public.

15.2 If there is any article deemed as invalid, illegal or unfulfilled, it shall not affect the effectiveness, legality or implementation of the other terms.

15.3 Both parties agree to abide by all related laws and regulations of P.R.C and other countries concerned, including all licenses to be produced by Party B regarding the implementation of Introduction of Fulfilment.

Party A:	Party B:

Stamp:	Stamp:

Signature of authorized representative:	Signature of authorized representative:

Annexure:

Annexure 1: Introduction of Professional Technology Service

Annexure 2: Memo of Service Fulfillment

Annexure 3: Application of Alternation and Amendment

Annexure 4: Price List

Annexure 5: Payment Application

Annexure 1: Introduction of Professional Technology Service           of XXX Bank

(Please describe the content of each service as follows :)

1. Item of technology service

2. Scope of technology service

3. Precondition to implementation of service

4. Working item

5. Responsibilities of Party B and Party A

6. Service standard

7. Item files to be delivered

8. Symbol of fulfillment of professional technology service

9. Service term

Annexure 2: Memo of Fulfillment of Service

No.	Item and content of service	Day	Name	Day	Per day	Total	Total	Expenses

1

2

3

4

5

6

TOTAL

Total price of the item is RMB        Yuan.

Annexure 3: Application of Item Alternation and Amendment

No.	Content of Alternation	Comparison of workload (per day)	Expenses after Alternation	Remarks

Item manager of Party A	Item manager of Party B

(Signature):	(Signature):

Date:	Date:

Annexure 4: Price List

Annexure 5: Payment Application

Payment Application

Payment Application under Contract xx

No.:

Dear xxx of XXXX Bank:

The professional technology service stipulated in the Introduction of Professional Technology Service under Contract xx has been come into implementation. With your grateful cooperation, both parties have already checked the phrase professional technology service under the contract and signed Memo of Service Fulfillment (please see Annexure 1). In accordance with Article 4 of the contract (Contract No.:    ), we submit to you the formal commercial invoice (please see Annexure 2), so please pay RMB     to our account:

Opening Bank:

Account Name:

Account No.:
Company (Stamp)

Date:

Annexure 1: Memo of Service Fulfillment

Annexure 2: Formal commercial invoice

Name of Credence	No.: